Agreement

By and between:	LOLLICUP U.S.A. INC.	(Hereinafter Party A)
	HAPPINESS MOON CO., LTD.	(Hereinafter Party B)
	Bio Earth Technology Co., LTD.	(Hereinafter Party C)
	KEARY GLOBAL GROUP, LTD.	(Hereinafter Party D)

WHEREAS, Party A formerly signed an agreement with Party B (the "Joint Venture Agreement under Dispute") to establish Party C via joint venture on April 6, 2022. Party A currently holds 14,725,200 shares of Party C as of the date of this agreement. NOW, as a business consideration, Party A, B, C and D hereby agree as follows:

1. Party A agrees to transfer all rights and obligations under the Joint Venture Agreement under Dispute to Party D, and Party D agrees to succeed all such rights and obligations. The share transfer shall be effective automatically from the three working days after acquiring the approval of the Investment Commission,, and Party A shall cooperate with the change in the shareholder roster. Party B shall cooperate with providing assistance necessary during the process of the share transfer.

2. Party A agrees to transfer 14,725,200 shares of Party C held (the "Subject Shares" to Party D. The conditions and manners of the transfer shall be negotiated by Party A and Party D.

3. Both Party B and Party C agree to the transfer between Party A and Party D set forth in the preceding two paragraphs, and Party C shall cooperate to manage the shares transfer procedures.

4. For the procedures of the Investment Commission, MOEA, involved in the transfer of the Subject Shares by Party A to Party D, the firm appointed by Party A shall manage at Party C's expense. Subsequently, Party C shall manage matters regarding the registration of a change in the company.

5. Party D shall be responsible for various taxes and expenses derived from the Subject Shares transferred from Party A to Party D.

6. This agreement shall be effective from the date of execution of Party A, B, C and D.
7. This agreement shall be applicable and construed in accordance with laws of the Republic of China (Taiwan). In case of any lawsuit derived from this agreement, Party A, B, C and D agree that the Taiwan Taipei District Court shall be the juridical court of first instance.
8. This agreement shall be prepared in four counterparts, and Party A, B, C and D shall retain one original each for record.

By: 05/08/2023

Party A: LOLLICUP U.S.A. INC.

Legal Representative: Alan Tsung Yu

Address: 6185 KIMBALL AVE. CHINO, CA 91708, USA

Party B: HAPPINESS MOON CO., LTD.

Legal Representative: YANG, HUI-PING

Address: No. 231, Wuquan Rd., Wulu Vil., Qingshui Dist., Taichung City, Taiwan

Party C: Bio Earth Technology Co., LTD.

Legal Representative: YANG, CHING-CHUN

Address: No. 8-3, Baixi, 2nd Neighborhood, Baixi Vil., Tongxiao Township, Miaoli County, Taiwan

Party D: KEARY GLOBAL GROUP, LTD.

Legal Representative: YU, TSUNG-KUANG

Address: Rm. 6A06, 6 F, No. 5, Sec. 5, Xinyi Rd., Xinyi Dist., Taipei City, Taiwan

Date:





